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                                                                      Exhibit 12

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  (IN THOUSANDS OF DOLLARS, EXCEPT FOR RATIOS)

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
                                                                         FISCAL YEARS ENDED
                                                   ---------------------------------------------------------------
                                                      2004         2003         2002         2001          2000
                                                   ----------   ----------   ----------   ----------    ----------
Income/(loss) from continuing operations before
  income tax provision (benefit) and acumulative
  effect of accounting change                      $    2,737   $    2,900   $      734   $   (4,979)   $  (19,060)

Add Fixed Charges:
    Interest expense                                   16,209       13,482       12,679       12,763        14,086
    Interest expense on operating leases                  485          391          450          394           353
    Amortization of financing costs                       770          746          528          571           900
                                                   ----------   ----------   ----------   ----------    ----------
        Total income (loss) as defined             $   20,201   $   17,519   $   14,391   $    8,749    $   (3,721)
                                                   ==========   ==========   ==========   ==========    ==========

Fixed Charges:
    Interest expense                               $   16,209   $   13,482   $   12,679   $   12,763    $   14,086
    Interest expense on operating leases           $      485   $      391   $      450   $      394    $      353
    Capitalized interest                                  230            -            -            -             -
    Amortization of financing costs                       770          746          528          571           900
                                                   ----------   ----------   ----------   ----------    ----------
        Total fixed charges                        $   17,694   $   14,619   $   13,657   $   13,728    $   15,339
                                                   ==========   ==========   ==========   ==========    ==========
Ratio of earnings to fixed charges                       1.14         1.20         1.05

Additional income required to meet a 1.0 ratio:           n/a          n/a          n/a   $    4,979    $   19,060
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